UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2007

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Current Report on Form 8-K of Newmont Mining Corporation dated July 17, 2007 (the “July 17 Form 8-K”), is being filed to present correct numbers for the reported number of shares subject to the purchased call options and sold warrants reported in Items 1.01 and 3.02 of the July 17 Form 8-K. Other than as expressly set forth herein, this amendment does not purport to amend or update the July 17 Form 8-K, or to reflect any events that have occurred since the July 17 Form 8-K was filed on July 17, 2007.

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Hedge and Warrant Transactions

The correct number of shares covered by the purchased call options is 24,887,956 shares of the Company’s common stock, par value $1.60 per share (the “Common Stock”), in the aggregate and subject to customary anti-dilution adjustments. The correct number of shares covered by the sold warrants is 24,887,956 shares of Common Stock, in the aggregate and subject to customary anti-dilution adjustments.

Item 3.02.	Unregistered Sales of Equity Securities.

The correct number of shares covered by the sold warrants is 24,887,956 shares of Common Stock, in the aggregate and subject to customary anti-dilution adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

	By:	/s/ Sharon E. Thomas
	Name:	Sharon E. Thomas
	Title:	Vice President and Secretary
Dated: August 3, 2007